UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     November 9, 2004

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Witmer Road, Horsham, Pennsylvania		19044

(Address of Principal Executive Offices)		(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

          On November 9, 2004, Neose Technologies, Inc. (the “Company”) entered into amendments (the “Amendments”) of its Research, Development and License Agreement with Novo Nordisk A/S dated as of November 17, 2003 and its Research, Development and License Agreement with Novo Nordisk A/S and Novo Nordisk Healthcare AG dated as of November 17, 2003, each as previously amended (the “Novo Agreements”).  The Amendments will be filed as exhibits to the Company’s annual report on Form 10-K for the year ending December 31, 2004, with portions omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

          Under the Novo Agreements, the Company is conducting work on next-generation versions of three proteins.  The Amendments were entered into to provide:

               •     an amended work plan for one of the proteins;

               •     a method of applying some of the project-related funds to tasks that are mutually agreed upon by the parties;

               •     a change in the timing of one milestone payment; and

               •     the addition of a new milestone payment.

          The Company does not have any material relationship with Novo Nordisk A/S, Novo Nordisk Healthcare AG or their respective affiliates other than in respect of the Agreements and the Amendments.

           “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Statements in this report regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties.  For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section entitled “Factors Affecting the Company’s Prospects” in our Annual Report on Form 10-K for the year ended December 31, 2003 and discussions of potential risks and uncertainties in Neose’s subsequent filings with the SEC.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)     Financial Statements of Businesses Acquired: None

          (b)     Pro Forma Financial Information: None

          (c)     Exhibits: None.

Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: November 9, 2004	By:	/s/ ROBERT I. KRIEBEL

Robert I. Kriebel Senior Vice President and CFO